Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-193221) of PowerShares DB Multi-Sector Commodity Trust of our reports dated March 3, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in PowerShares DB Base Metals Fund, PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund’s Annual Report on Form 10-K for the year ended December 31, 2013.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-193221) of PowerShares DB Multi-Sector Commodity Trust of our report dated February 24, 2014 relating to the financial statements of DB Commodity Services LLC which appears in the current report on Form 8-K dated March 13, 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

December 5, 2014